Exhibit (11) under N-1A
                                   Exhibit 23 under 601/Reg SK




INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and
   Shareholders of FEDERATED GNMA TRUST:

We consent to the use in Post-Effective Amendment No. 29 to Registration Statement (No. 2-75670) of Federated GNMA Trust of our report dated March 15, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By:DELOITTE & TOUCHE LLP
   Deloitte & Touche LLP
Pittsburgh, Pennsylvania